EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in:
1.Registration Statement (Form S-8 No. 333-265637) pertaining to the 2022 Long Term Incentive Compensation Plan,
2.Registration Statement (Form S-3 No. 333-260362) pertaining to a shelf registration statement,
3.Registration Statement (Form S-8 No. 333-260361) pertaining to Second Amended and Restated Stock Option and Restricted Stock Unit Plan,
4.Registration Statement (Form S-3 No. 333-238149) pertaining to a shelf registration statement,
5.Registration Statement (Form S-8 No. 333-222936) pertaining to the 2018 Long Term Incentive Compensation Plan,
6.Registration Statement (Form S-8 No. 333-226661) pertaining to the 2018 Long Term Incentive Compensation Plan,
7.Registration Statement (Form S-8 No. 333-198135) pertaining to the 2008 Long Term Incentive Compensation Plan,
8.Registration Statement (Form S-8 No. 333-176723) pertaining to the 2008 Long Term Incentive Compensation Plan, and
9.Registration Statement (Form S-8 No. 333-157669) pertaining to the 2008 Long Term Incentive Compensation Plan;
of our reports dated February 23, 2023, relating to the consolidated financial statements of PENN Entertainment, Inc. and subsidiaries and the effectiveness of PENN Entertainment, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 23, 2023